Exhibit 15.1

December 2, 2003

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 7, 2003 on our review of interim condensed consolidated financial information of Companhia Vale do Rio Doce for the three and six-month periods ended June 30, 2003 and 2002, included in the Company’s report on Form 6-K dated October 9, 2003 is incorporated by reference in its Registration Statement on Form F-3.

Yours very truly,

PricewaterhouseCoopers

Auditores Independentes

Rio de Janeiro, Brazil